Exhibit 99.1

For Immediate Release	CONTACT:

Investors/Media:	Investors:	Media:
Blaine Davis	Jonathan Neely	Heather Zoumas Lubeski
+353-1-268-2001	(484) 216-6645	(484) 216-6829
(484) 216-7158

ENDO COMPLETES ACQUISITION OF AUXILIUM PHARMACEUTICALS

DUBLIN, January 29, 2015 – Endo International plc (NASDAQ: ENDP) (TSX: ENL) today announced it has completed the acquisition of Auxilium Pharmaceuticals, Inc. in a transaction valued at $2.6 billion when announced on October 9, 2014. The closing of the transaction follows the approval of the acquisition by Auxilium’s shareholders on January 27, 2015, and the receipt of all required regulatory approvals.

The combined company will provide an expanded platform to accelerate the evolution and growth of Endo’s U.S. Branded Pharmaceuticals business. With the acquisition complete, Endo’s portfolio has a broader offering of urology and orthopedic products, including XIAFLEX®, TESTOPEL® and STENDRA®, which are natural complements to its men’s health and pain products.

“This strategic transaction enhances the organic growth of our branded pharmaceuticals business by adding a broad range of high quality products to our already robust portfolio and expanding our development pipeline,” said Rajiv De Silva, President and CEO of Endo. “We are excited to deliver on the promise of this combination by leveraging our resources to enhance the performance of XIAFLEX and optimize TESTOPEL and STENDRA. We continue to expect the transaction to be immediately accretive for shareholders and meaningfully accretive each year moving forward. We believe that Endo is now even better positioned to drive growth across our product portfolio and to capitalize on additional future strategic M&A opportunities to create value for shareholders, customers and employees.”

In accordance with the terms of the merger, Auxilium shareholders had the opportunity to elect one of three options with respect to transaction consideration: (i) 0.4880 Endo shares per Auxilium share (the “Stock Election Consideration”), (ii) $33.25 in cash per Auxilium share (the “Cash Election Consideration”) or (iii) a standard election of $16.625 in cash and 0.2440 Endo shares per Auxilium share (the “Standard Election Consideration”), subject to proration in the case of elections to receive the Cash Election Consideration or Stock Election Consideration.

Of the 54,966,186 shares outstanding that were eligible to make an election, 52,154,714, or 94.9%, elected to receive the Stock Election Consideration, 249,408, or 0.4%, elected to receive the Cash Election Consideration, 110,448, or 0.2%, elected to receive the Standard Election Consideration, and the remaining 2,451,616, or 4.5%, did not make any election and thus received the Standard Election Consideration. The result of the elections led to an oversubscription of the Stock Election Consideration. In accordance with the proration method described in the merger agreement and proxy statement/prospectus provided to Auxilium shareholders, each Auxilium share for which an election was made to receive the Stock Election Consideration will instead be entitled to receive approximately 0.3448 Endo shares and $9.75 in cash.

Auxilium common stock will cease to be traded on the NASDAQ Global Market following the close of trading on January 29, 2015.

About Endo International plc

Endo International plc is a global specialty healthcare company focused on improving patients’ lives while creating shareholder value. Endo develops, manufactures, markets, and distributes quality branded pharmaceutical, generic pharmaceutical, over the counter medications and medical device products through its operating companies. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities legislation. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect Endo’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Although Endo believes that these forward-looking statements and information are based upon reasonable assumptions and expectations, readers should not place undue reliance on them, or any other forward-looking statements or information in this news release. Investors should note that many factors, as more fully described in the documents filed by Endo with securities regulators in the United States and Canada including under the caption “Risk Factors” in Endo’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and with securities regulators in Canada on System for Electronic Document Analysis and Retrieval (“SEDAR”) and as otherwise enumerated herein or therein, could affect Endo’s future financial results and could cause Endo’s actual results to differ materially from those expressed in forward-looking statements contained in Endo’s Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause Endo’s actual results to differ materially from expected and historical results. Endo assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities law.

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